Exhibit 99.2

Risk Factors

You should carefully review this section in addition to the other information appearing in the Annual Report on Form 10-K, including the consolidated financial statements and related notes, of PureCycle Technologies, Inc. (“PCT” or the “Company”) for important information regarding risks and uncertainties that affect the Company. The risks and uncertainties described below are not the only ones the Company faces. Additional risks and uncertainties that the Company is unaware of, or that are not currently believed to be material, may also become important factors that adversely affect the Company’s business. If any of the following risks actually occur, the Company’s business, financial condition, results of operations, and future prospects could be materially and adversely affected.

Risks Related to PCT’s Status as a Low-Revenue Early Commercial-Stage Company

PCT is a low-revenue early commercial-stage company that has incurred operating losses since inception, and expects to continue to incur operating losses and PCT may never achieve or sustain operating profitability, which depends on the successful commercialization and scale-up of PureFive® resin products, and any other products PCT may develop in the future, to scale in the U.S., Europe, Asia and other territories.

PCT has incurred operating losses since inception, and expects to continue to incur operating losses as it continues to commercialize and scale up its PureFive® resin products. PCT relies principally on the commercialization of its PureFive® resin, and any other products PCT may develop in the future, to generate revenue growth. This includes establishing sales, marketing and distribution capabilities to effectively market and sell PureFive® resin products in the U.S., Europe, Asia, and in other territories; expanding the number of dissolution recycling process (“Purification”) plants and feed pre-processing (“Feed PreP”) facilities; and maintaining and growing relationships with offtake partners, feedstock suppliers, customers, and other strategic partners. Achieving these objectives also requires procuring and maintaining all required regulatory approvals.

Market uncertainties, particularly related to demand for PureFive® resin, and any other products PCT may develop in the future, pricing dynamics and feedstock costs, make it difficult to predict the timing or amount of increased expenses or the timing, if ever, of achieving profitability. If demand for PureFive® resin products does not grow as anticipated, or if PCT cannot secure sufficient feedstock, offtake commitments or favorable pricing, revenue levels may not increase as expected. Even if adoption improves, adverse market conditions, cost pressures or execution risks may prevent PCT from generating sufficient revenue to achieve or sustain profitability. PCT currently has no other material lines of business or sources of revenue beyond PureFive® resin products, and this lack of diversification may limit its ability to adapt to changing business conditions and could adversely affect its business, financial condition, results of operations and prospects.

PCT’s operations are substantially dependent on intellectual property licensed from P&G under the License Agreement, and any termination, conversion or impairment of such license could have a material adverse effect on PCT’s business.

PCT’s operations are substantially dependent on the continued validity and enforceability of the intellectual property licensed from The Procter & Gamble Company (“P&G”) under the Amended and Restated License Agreement, dated July 28, 2020, by and between PureCycle Technologies LLC, a Delaware limited liability company and indirect wholly-owned subsidiary of PCT (“PCT LLC”), and P&G, as amended (the “License Agreement”). Pursuant to the License Agreement, P&G has granted PCT a license to utilize certain P&G intellectual property. The License Agreement sets forth certain construction and sales deadlines for future facilities outside North America, which, if missed, could result in (i) a termination of the license granted under the License Agreement (if PCT is unable to make PureFive® resin at certain production volumes and at certain prices within a certain time frame) or (ii) conversion of the license to a non-exclusive license (if PCT is unable or unwilling to provide P&G with PureFive® resin at certain prices from the first plant). In the event the License Agreement is terminated or converted to a non-exclusive license, this could have a material adverse effect on PCT’s business, financial condition, results of operations and prospects.

If the P&G license is converted to a non-exclusive license following a failure to comply with the terms of the License Agreement, PCT could face competition in the future from new market entrants or existing competitors expanding their business. If the License Agreement is terminated, PCT would not have the right to utilize the P&G intellectual property that underpins the patented dissolution recycling technology for polypropylene that physically separates the polymer from other plastics, colors, odors and impurities (the “Technology”), and the production of PureFive® resin, and PCT’s business, would not be viable unless PCT is able to develop an alternative technology. PCT has limited ability to control the prosecution, maintenance or enforcement of the underlying P&G intellectual property, and P&G may make decisions regarding such intellectual property that are adverse to PCT’s interests. Any improvements to the licensed technology developed by PCT may be subject to ownership or licensing provisions that limit PCT’s ability to exploit such improvements independently. In addition, PCT’s compliance with the terms of the License Agreement, including sublicensing limitations, quality standards and reporting obligations, is an ongoing obligation, and any breach, whether actual or alleged, could give rise to a termination right or other remedies in favor of P&G. PCT’s dependence on third-party-owned technology means that any challenge to, or invalidation of, the underlying P&G intellectual property could materially impair PCT’s competitive position and its ability to operate its business, and could have a material adverse effect on PCT’s business, financial condition, results of operations and prospects.

PCT’s substantial indebtedness, restrictive covenants, and potential inability to obtain additional financing could materially and adversely affect its business, financial condition, results of operations and prospects.

As of March 31, 2026, PCT had total consolidated indebtedness of $403.8 million, including bonds payable to related parties and does not yet have any sources of material recurring revenue. PCT’s existing and future debt service obligations, together with restrictions in its financing arrangements and the uncertainty of access to additional capital, could have important consequences for the foreseeable future. A significant portion of cash flow from operating activities, if and when generated, will be required to service debt, which will reduce funds available for operations, capital expenditures, strategic initiatives, and other corporate purposes. PCT’s leverage may exceed that of some competitors, potentially placing it at a competitive disadvantage and increasing its vulnerability to market conditions, operational challenges, and changes in law or regulations. In addition, PCT’s ability to obtain additional financing for capital expenditures, and other needs may be impaired; by its existing debt and related covenants, as well as by general market conditions.

PCT’s debt agreements, including the loan agreement, dated as of October 1, 2020, between Southern Ohio Port Authority and PureCycle: Ohio LLC, and certain other agreements to which PCT is a party, contain operating, financial covenants and other restrictions that, among other things, limit PCT and its subsidiaries’ ability to incur additional debt, certain liens or other encumbrances, sell assets, transfer ownership interests, pay dividends, and enter into transactions with affiliates. These limitations could restrict activities that may be in PCT’s long-term interests and reduce its financial and operational flexibility. PCT has in the past obtained waivers or amendments for non-compliance with financial covenants; however, a failure to comply with covenants or obtain a waiver in the future could result in an event of default under one or more agreements, permitting lenders to accelerate maturity, foreclose on collateral securing the debt, terminate commitments, or exercise other remedies. Cross-default provisions could compound these effects, and PCT might not have sufficient funds or resources to satisfy its obligations or to refinance or restructure such indebtedness on favorable terms or at all.

Additionally, PCT’s estimate of its operating expenses and capital expenditures requirements is based on assumptions that may prove to be wrong, and PCT could use its available capital resources sooner than it currently expects. Changing circumstances, some of which may be beyond PCT’s control, could cause PCT to consume capital significantly faster than it currently anticipates, and PCT may need to seek additional funds sooner than planned.

Until PCT can generate significant revenue from sales of its products, PCT will require additional financing to fund its operations and growth. There can be no assurance that additional capital will be available when needed, on acceptable terms or at all. Any such financing, if available, may involve the issuance of equity or equity-linked securities that are dilutive to existing stockholders, securities with preferences that are senior to PCT’s common stock, par value $0.001 per share (the “Common Stock”), or additional indebtedness that imposes restrictive covenants, collateral requirements, or repayment obligations, each of which could further constrain PCT’s operations and liquidity. PCT may also seek capital opportunistically due to favorable market conditions or strategic considerations even if it believes existing resources are adequate. If PCT cannot obtain financing when required or on reasonable terms, it may be unable to execute its business strategy, meet obligations as they come due, or maintain compliance with financial covenants, any of which would adversely affect its business, financial condition, results of operations and prospects.

PCT faces risks and uncertainties related to litigation, regulatory actions and investigations.

From time to time, PCT has and may continue to be involved in legal proceedings and investigations arising in the ordinary course of business, including those relating to employment matters, product liability, relationships with PCT’s feedstock suppliers and offtake partners as well as strategic partners, intellectual property disputes, additional volatility in the market price of PCT’s securities and other business matters. Any such claims or investigations may be time-consuming, costly, divert management resources, or otherwise have a material adverse effect on PCT’s business, financial condition, results of operations and prospects.

The results of litigation and other legal proceedings are inherently uncertain and adverse judgments or settlements may result in materially adverse monetary damages or injunctive relief against PCT. Any claims or litigation, even if fully indemnified or insured, could damage PCT’s reputation and make it more difficult to compete effectively or obtain adequate insurance in the future. The litigation and other legal and regulatory proceedings described in the notes to PCT’s audited consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2025 are subject to future developments and management’s view of these matters may change in the future.

Risks Related to PCT’s Operations

If PCT is unable to consistently execute capital investment projects to cost and schedule, and to achieve and sustain targeted production volumes, yields, uptime, quality and economics at the Ironton Facility, the Company’s economic viability and ability to raise capital could be materially and adversely impacted, and construction of one or more additional pre-processing (“PreP”) and Purification facilities may be delayed or abandoned.

PCT’s first commercial-scale recycling facility in Lawrence County, Ohio (the “Ironton Facility”) is the foundation of PCT’s commercial strategy. Failure to increase production rates that approach the plant’s full capacity and can meet expected current and future customer demand, as well as maintain sufficient uptime, product quality specifications and unit economics at the Ironton Facility could undermine investor confidence and PCT’s ability to attract future capital, customers and strategic partners as it continues development of the other Planned Facilities (as defined below). Operational challenges at the Ironton Facility have included, but are not limited to: (i) filter fouling, including the accumulation of contaminants on filtration systems that can reduce throughput, increase maintenance requirements and cause unplanned downtime; (ii) co-product handling, including the potential monetization of non-polypropylene materials and process residues; (iii) odor and color specification compliance, which are among the most difficult quality parameters to achieve consistently at commercial scale; and (iv) maintenance downtime, including both planned and unplanned outages that reduce effective operating hours and output. Any one or more of these operational challenges or failures, individually or in combination, could prevent PCT from achieving or sustaining the production volumes, yields, uptime, quality or economics required to demonstrate commercial viability, satisfy offtake commitments and support the construction and financing of future Planned Facilities.

Additionally, the construction and commissioning of any new project, including PreP and Purification facilities, is dependent on a number of contingencies, many of which are beyond PCT’s control. There is also a risk that significant unanticipated costs or delays could arise due to, among other things, errors or omissions, unanticipated or concealed construction site conditions, including subsurface conditions, unforeseen technical issues or increases in plant and equipment costs, delays in delivery of certain long-lead items, insufficiency of water supply and other utility infrastructure, inadequate contractual arrangements or unanticipated or unforeseen regulatory requirements, engineering, procurement, and construction contract delays or defaults, cost overruns arising from changes in scope, labor or materials pricing, permitting delays or denials, and the inability to replicate at future facilities the operational learnings and process improvements achieved at the Ironton Facility. Should significant unanticipated costs arise, this could have a material adverse impact on PCT’s business, financial performance, cash utilization and operations. No assurance can be given that construction will commence or be completed, or will be completed without further delay.

Delays in commissioning and obtaining an independent engineer’s certificate of operational performance at the Ironton Facility or any new project could severely impact PCT’s business, financial condition, results of operations and prospects.

PCT may not be able to achieve full commissioning and the certification of operational performance required by an independent engineer of the Ironton Facility due to a variety of factors including, but not limited to, the rates at which other plastics and additives can currently be removed from the Purification process, as well as challenges with sustaining continuous operations at full capacity over a number of consecutive days. Failure to achieve full commissioning, obtain the certification or sustain continuous operations at the Ironton Facility could severely impact PCT’s business, financial condition, results of operations and prospects, and impact PCT’s ability to comply with certain covenants under its debt agreements.

PCT currently relies on a single facility for all of its operations, and its business is not diversified.

PCT currently relies solely on the operations at the Ironton Facility, and there is no guarantee that the Planned Facilities will be constructed on the expected timeline, or at all. Adverse changes or developments affecting the Ironton Facility could impair PCT’s ability to produce PureFive® resin and impact its business, prospects, financial condition and results of operations. Any shutdown or period of reduced production at the Ironton Facility, which may be caused by regulatory noncompliance or other issues, as well as other factors beyond its control, such as severe weather conditions, natural disaster, fire, power interruption or outages, work stoppage, disease outbreaks or pandemics, equipment failure, delay in supply delivery, or shortages of material, equipment, or labor, has in the past, and would in the future, significantly disrupt PCT’s ability to grow and produce PureFive® resin products in a timely manner, or at all, meet its contractual obligations and operate its business. PCT has historically experienced periodic equipment failures, some of which have caused extended interruptions to plant operations, and other interruptions or plant shutdowns could occur in the future. Some of PCT’s equipment is costly to repair, and PCT’s equipment supply chains may be disrupted in connection with pandemics, trade wars or other factors. If any material amount of PCT’s machinery were damaged, it would be unable to predict when, if at all, it could replace or repair such machinery or find co-manufacturers with suitable alternative machinery, which could adversely affect PCT’s business, financial condition, results of operations and prospects. Performance guarantees may not be sufficient to cover damages or losses, or the guarantors under such guarantees may not have the ability to pay. Any insurance coverage PCT has may not be sufficient to cover all of its potential losses and may not continue to be available to PCT on acceptable terms, or at all.

There are also currently no other lines of business or other material sources of revenue to support the Company’s future. Such lack of diversification may limit PCT’s ability to adapt to changing business conditions and could have an adverse effect on PCT’s business, financial condition, results of operations and prospects.

Cybersecurity incidents and the failure to maintain the integrity of PCT’s systems or infrastructure, or those of third parties with which PCT does business, could have a material adverse effect on PCT’s business, financial condition, results of operations and prospects.

PCT is subject to an increasing number of information technology vulnerabilities, threats and targeted computer crimes that pose a risk to the security of its systems and networks and the confidentiality, availability and integrity of data. Disruptions or failures in the physical infrastructure or operating systems that support PCT’s businesses, offtake partners, feedstock suppliers and customers, or cyber-attacks or security breaches of PCT’s networks or systems or of third party suppliers and service providers, could result in the loss of customers and business opportunities, lawsuits, regulatory fines, penalties or intervention, reputational damage, loss of stakeholder confidence, reimbursement or other compensatory costs, and additional compliance costs, any of which could materially adversely affect PCT’s business, financial condition, results of operations and prospects. In addition, recently enhanced cybersecurity disclosure requirements increase the risk of regulatory scrutiny enforcement actions and securities litigation in the wake of a material cyber incident. Emerging artificial intelligence (“AI”) technologies may intensify these cybersecurity risks and introduce new governance and compliance obligations under evolving AI-related laws and guidance in the U.S. and abroad. In addition, PCT relies on third party software-as-a service and cloud providers for critical business functions, and any disruptions, misconfiguration or breach in these services could materially impact the Company’s business. Increasing costs associated with cybersecurity protections may be costly and may also adversely affect the financial condition of PCT. While PCT attempts to mitigate these risks, PCT’s systems, data, networks, products, solutions and services remain potentially vulnerable to advanced and persistent cybersecurity threats.

PCT also maintains and has access to sensitive, confidential or personal data or information in its business that is subject to privacy and security laws, regulations and customer controls. Despite PCT’s efforts to protect such personal data or information, PCT’s facilities and systems and those of its customers, offtake partners, feedstock suppliers and third-party service providers may be vulnerable to cybersecurity incidents, theft, misplaced or loss of data, insider threats, supply chain risks, natural disasters, zero-day vulnerabilities, programming and/or human errors that could lead to the compromise of sensitive, confidential or personal data or information or unauthorized use or disruption of PCT’s systems and software.

PCT may be unable to sufficiently protect its proprietary rights and may encounter disputes from time to time relating to its use of the intellectual property of third parties.

PCT relies on its proprietary intellectual property, including registered trademarks and certain licensed intellectual property under the License Agreement and other documents to market, promote and sell PureFive® resin products. PCT monitors and protects against activities that might infringe, dilute, or otherwise harm its trademarks and other intellectual property and relies on the relevant patent, trademark and other laws of the U.S. and other countries. However, PCT may be unable to prevent third parties from using its intellectual property without authorization. In addition, the laws of some non-U.S. jurisdictions, particularly those of certain emerging markets, provide less protection for PCT’s proprietary rights than the laws of the U.S. and present greater risks of counterfeiting and other infringement. To the extent PCT cannot protect its intellectual property, unauthorized use and misuse of PCT’s intellectual property could harm its competitive position and have a material adverse effect on PCT’s business, financial condition, results of operations and prospects.

Despite PCT’s efforts to protect these rights, unauthorized third parties may attempt to duplicate or copy the proprietary aspects of its technology and processes. PCT’s competitors and other third parties independently may design around or develop similar technology or otherwise duplicate PCT’s services or products such that PCT could not assert its intellectual property rights against them. In addition, PCT’s contractual arrangements may not effectively prevent disclosure of its intellectual property and confidential and proprietary information or provide an adequate remedy in the event of an unauthorized disclosure. Measures in place may not prevent misappropriation or infringement of PCT’s intellectual property or proprietary information and the resulting loss of competitive advantage, and PCT may be required to litigate to protect its intellectual property and proprietary information from misappropriation or infringement by others, which is time consuming, expensive, could cause a diversion of resources and may not be successful.

PCT also may encounter disputes from time to time concerning intellectual property rights of others, and it may not prevail in these disputes. Third parties may raise claims against PCT alleging that PCT, or consultants or other third parties retained or indemnified by PCT, infringe on their intellectual property rights. Some third-party intellectual property rights may be extremely broad, and it may not be possible for PCT to conduct its operations in such a way as to avoid all alleged violations of such intellectual property rights. Given the complex, rapidly changing and competitive technological and business environment in which PCT operates, and the potential risks and uncertainties of intellectual property-related litigation, an assertion of an infringement claim against PCT may cause PCT to spend significant amounts to defend the claim, even if PCT ultimately prevails, pay significant money damages, lose significant revenues, be prohibited from using the relevant systems, processes, technologies or other intellectual property (temporarily or permanently), cease offering certain products or services, or incur significant license, royalty or technology development expenses.

Moreover, it has become common in recent years for individuals and groups to purchase intellectual property assets for the sole purpose of making claims of infringement and attempting to extract settlements from companies such as PCT. Even in instances where PCT believes that claims and allegations of intellectual property infringement against it are without merit, defending against such claims is time consuming and expensive and could result in the diversion of time and attention of PCT’s management and employees. In addition, although in some cases a third party may have agreed to indemnify PCT for such costs, such indemnifying party may refuse or be unable to uphold its contractual obligations. In other cases, insurance may not cover potential claims of this type adequately or at all, and PCT may be required to pay monetary damages, which may be significant.

Climate change, or legal, regulatory or market measures to address climate change may materially adversely affect the Company’s financial condition and business operations.

Climate change resulting from increased concentrations of carbon dioxide and other greenhouse gases in the atmosphere could present risks to PCT’s future operations from natural disasters and extreme weather conditions, such as hurricanes, tornadoes, wildfires or flooding. Such extreme weather conditions could pose physical risks to PCT’s facilities and disrupt operation of PCT’s supply chain and may impact operational costs. The impacts of climate change on global resources may result in scarcity, which could in the future impact PCT’s ability to access sufficient equipment and materials in certain locations and result in increased costs.

Additionally, concern over climate change could result in new legal or regulatory requirements designed to mitigate the effects of climate change on the environment. If such laws or regulations are more stringent than current legal or regulatory requirements, PCT may experience increased compliance burdens and costs to meet the regulatory obligations and may adversely affect raw material sourcing, manufacturing operations and the distribution of PCT’s products. Likewise, a failure to comply with any current or future sustainability-related reporting requirements, as established by regulators in the U.S., Europe, and beyond, may result in loss of business, regulatory penalties, litigation, and/or reputational damage.

PCT may be negatively impacted by volatility in the political and economic environment, which could have an adverse impact on PCT’s business, financial condition, results of operations and prospects.

Trade, monetary and fiscal policies, and political and economic conditions may substantially change, and credit markets may experience periods of constriction and variability. These conditions may impact PCT’s business. Further, rising or prolonged high inflation may negatively impact PCT’s business and raise its costs, specifically with respect to the construction of the Planned Facilities and other future Purification and Feed PreP facilities. In the case of sustained inflation, it could become increasingly difficult to effectively mitigate the increases to PCT’s costs. If PCT is unable to take actions to effectively mitigate the effect of the resulting higher costs, PCT’s business, financial condition, results of operations and prospects could be adversely impacted.

Although the Federal Reserve began to reduce interest rates in late 2024 through 2025, they continue to remain higher than pre-pandemic levels. The Federal Reserve may continue to hold them at their currently high rates longer than expected. Higher interest rates, coupled with reduced government spending and volatility in financial markets, may increase economic uncertainty and affect PCT’s offtake partners, feedstock suppliers and potential customers. Similarly, the ongoing military conflict between Russia and Ukraine and the current instability in the Middle East has created volatility in various markets and could have further global economic consequences, including disruptions of the global supply chain, increased costs and energy markets. Furthermore, actual events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions, transactional counterparties or other companies in the financial services industry or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, have in the past and may in the future lead to market-wide liquidity concerns. Any such volatility, disruptions or market-wide liquidity concerns may adversely affect PCT’s business or the third parties on whom it relies. If the equity and credit markets deteriorate, including as a result of political or economic unrest or war, it may make necessary debt or equity financing, such as the financing necessary to fully fund the construction of the Planned Facilities, future Purification facilities and currently contemplated and future Feed PreP facilities and otherwise finance PCT’s expansion, more difficult to obtain in a timely manner or on favorable terms, more costly or more dilutive. Increased or sustained inflation can adversely affect PCT by increasing its costs, including labor and employee benefit costs. In addition, higher or sustained inflation, macro turmoil, uncertainty and market-wide liquidity concerns could also adversely affect PCT’s offtake partners, feedstock suppliers and potential customers, which could have an adverse impact on PCT’s business, financial condition, results of operations and prospects.

Risks Related to PCT’s Production of PureFive® Resin

There is no guarantee the Technology is scalable to commercial-scale profitability.

The Technology is based upon generally-available commercial equipment to process contaminated polypropylene into clean recycled polypropylene product. While PCT has constructed the Feedstock Evaluation Unit (the “FEU”) to demonstrate the process using the same or similar equipment (except at a smaller scale) as the Ironton Facility, and, for the most part, the Planned Facilities, the FEU does not operate at a commercial scale. The FEU test data was used to design the Ironton Facility equipment for commercial scale and testing under the intended operating conditions and configuration for the commercial-scale operation to verify reproducibility of results including color, melt flow index, moldability (tensile modulus and other measures) and the odor of the final PCT-produced polypropylene product. While that testing indicated that the FEU can generate recycled polypropylene product that, on average, meets all of its key parameter targets, PCT cannot guarantee these results will be achieved if or when the Ironton Facility, or any of the Planned Facilities, are operating at full capacity. PCT’s ability to achieve commercial-scale profitability relies on its ability to commercially scale its operations. Further, of the four quality parameters for PureFive® resin, odor is the most difficult to characterize and measure. PCT’s goal is to generate product that will significantly reduce the odor of the offtake and be comparable or nearly comparable to virgin polypropylene with respect to level of odor, but PCT cannot guarantee that the Ironton Facility, or any of the Planned Facilities, will be capable of achieving the quality parameters of PureFive® resin on a consistent basis to achieve profitability on a commercial scale. The Ironton Facility’s, or any of the Planned Facilities’, failure to consistently achieve the quality parameters for PureFive® resin at higher rates could impact PCT’s business, financial condition, results of operations and prospects if the possible shortfalls versus specification are not effectively remedied per contract.

Furthermore, each of PCT’s planned Purification facilities in Rayong, Thailand (the “Thailand Facility”) and Antwerp, Belgium (the “Belgium Facility”) are expected to be larger 130 million-pound per year Purification facilities and the facility in Augusta, Georgia (the “Augusta Facility” and, collectively with the Thailand Facility and Belgium Facility, the “Planned Facilities”) is planned to be PCT’s first scaled-up facility model, with an expected capacity of 300 million pounds per year. PCT is currently working on engineering for the Thailand Facility and Belgium Facility, and pre-engineering for the design and installation of the scaled-up Purification facility at the Augusta Facility, and there is no guarantee that these efforts will be successful. If the Thailand Facility and Belgium Facility are not completed and operational, and the Augusta Facility fails to achieve the expected efficiencies, including across the construction and permitting processes, as well as fails to reduce average capital expenditures per plant and reduce overall operating costs, PCT’s business, financial condition, results of operations and prospects could be materially adversely impacted.

PCT may not be successful in consummating strategic endeavors for the sale of PureFive® resin products.

PCT may not be successful in efforts to establish or consummate strategic endeavors, or other alternative arrangements for the sale of PureFive® resin products because PCT’s products may be deemed to be at too early of a stage of development for collaborative effort or third parties may not view PCT’s product as having the requisite potential to demonstrate commercial success.

If PCT is unable to reach agreements with existing or future customers on a timely basis, on acceptable terms or at all, PCT may have to curtail the development of PureFive® resin products, reduce or delay the development program, delay potential commercialization, reduce the scope of any sales or marketing activities or increase expenditures and undertake development or commercialization activities at PCT’s own expense. If PCT elects to fund development or commercialization activities on its own, PCT may need to obtain additional expertise and additional capital, which may not be available on acceptable terms or at all. If PCT fails to enter into collaborations and does not have sufficient funds or expertise to undertake the necessary development and commercialization activities, PCT may not be able to further develop product candidates and PCT’s business, financial condition, results of operations and prospects may be materially and adversely affected.

PCT’s failure to secure sufficient quantities of waste polypropylene could have a negative impact on PCT’s business, financial condition, results of operations and prospects.

PCT’s ability to procure a sufficient quantity and quality of post-industrial and post-consumer waste that contains high levels of polypropylene as feedstock is dependent upon certain factors outside of PCT’s control, including, but not limited to:

•	changes to pricing levels for waste polypropylene, recycled polypropylene and non-recycled polypropylene;

•	shortages in supply or reductions in available volumes due to seasonal, regional or market-driven factors;

•	logistics and transportation constraints, including the cost and availability of transportation infrastructure necessary to move feedstock from collection points to PCT’s facilities;

•

competition from other buyers of waste polypropylene, including mechanical recyclers, other advanced recyclers and virgin resin producers seeking to meet recycled-content commitments, which may reduce the volume available to PCT or increase procurement costs;

•	regional availability and collection infrastructure limitations, particularly in Asia where post-consumer polypropylene collection rates are low or collection infrastructure is underdeveloped;

•	interruptions affecting suppliers, including those due to operational restraints, industrial relations, transportation difficulties, accidents or natural disasters; and

•	the introduction of new laws or regulations that may make access to waste polypropylene more difficult or expensive.

Additionally, while PCT believes it has sourced sufficient feedstock of desirable quality and with high levels of polypropylene, and that it has the ability to increase polypropylene content at its pre-processing facilities, it cannot guarantee that feedstock suppliers will have sufficient quantities available and at the appropriate specifications in accordance with their respective agreements with PCT. If feedstock is not available to PCT in sufficient quantity and of requisite quality and with high levels of polypropylene, PCT’s business, financial condition, results of operations and prospects could be materially adversely impacted.

Because PCT’s global expansion requires sourcing feedstock and supplies and shipping product around the world (including Asia and Europe), changes to international trade agreements, tariffs, import and excise duties, taxes or other governmental rules and regulations could adversely affect PCT’s business, financial condition, results of operations and prospects.

PCT’s global expansion model, which includes the construction of the Planned Facilities, will require sourcing additional feedstock in the U.S. and from suppliers around the world. The U.S. federal government, the Belgian government, the Thai government and other governmental bodies may propose changes to international trade agreements, tariffs, taxes and other government rules and regulations that would affect PCT’s global expansion model. For example, the U.S. government has imposed and expanded tariffs and other trade measures on certain foreign imports into the U.S., particularly from China, Canada, and Mexico. If any restrictions or significant increases in costs or tariffs are imposed related to feedstock sourced from Asia, Europe, or elsewhere, as a result of amendments to existing trade agreements, and PCT’s supply costs consequently increase, PCT may be required to raise PureFive® resin product prices, which may result in decreased margins, the loss of customers, and a material adverse effect on PCT’s financial results. The extent to which PCT’s margins could decrease in response to any future tariffs is uncertain. PCT continues to evaluate the impact of effective trade agreements, as well as other recent changes in foreign trade policy on its supply chain, costs, sales and profitability, which could negatively impact PCT’s business, financial condition, results of operations and prospects. Any such impact could be material.

There is no guarantee the Feed PreP facilities will be viable or achieve the expected efficiencies.

In conjunction with future Purification facilities, PCT expects to build and operate Feed PreP facilities in locations geographically near the feed sources in an effort to optimize PCT’s supply chain economics. These Feed PreP facilities are expected to employ feedstock processing systems with advanced sorting capabilities that can handle various types of plastics in addition to polypropylene (designated as no. 5 plastic), such as plastic bales between #1 and #7. There is no guarantee that the Feed PreP facilities will be successful. If the feedstock processing systems don’t operate as expected, or in a commercially viable manner or are constrained from receiving permits necessary to operate the facilities by city, country or state regulations; the Feed PreP facilities fail to achieve the expected efficiencies, including due to increased shipping costs; as well as fail to reduce average expenditures on feedstock and reduce overall operating costs, PCT’s business, financial condition, results of operations, and prospects could be materially adversely impacted.

There is no guarantee the “Feedstock+” pricing model will be successful or adopted broadly across PCT’s offtake agreements. For those agreements where selling prices remain linked to virgin polypropylene price indices, PCT’s feedstock, PreP, energy, logistics and plant costs may not move commensurately, which may result in margin compression or elimination in low oil price environments.

PCT’s Feedstock+ pricing model for offtake agreements uses a formula based on: (i) a secondary materials per pound pricing index for curbside bales divided by a fixed polypropylene yield loss modifier, plus (ii) a fixed base price per pound covering PCT’s operating and conversion costs. The Feedstock+ pricing model is designed to mitigate the impact on PCT’s operating margins by incorporating the feedstock market price fluctuations, upside and downside, into the PureFive® price. There is no guarantee that the Feedstock+ pricing model will be successful and that most of or all of the counterparties will enter into offtake agreements with PCT using this pricing model in sufficient numbers, or at all. Additionally, counterparties may attempt to reduce or eliminate the fixed base price, which would reduce and potentially eliminate the effort to de-risk PCT’s operating margins. If PCT is unable to incorporate its Feedstock+ pricing model into its future offtake agreements, in part or at all, or unable to negotiate a sufficiently high fixed base price or procure feedstock above the secondary materials markets pricing index, PCT’s business, financial condition, and results of operations and prospects could be materially adversely impacted.

PCT’s legacy strategic partnership agreements and certain offtake arrangements use pricing formulas that reference the price of virgin polypropylene resin, which is itself correlated to the price of crude oil and natural gas feedstocks. In periods of low or declining crude oil prices, the price of virgin polypropylene may fall significantly, which would reduce the index-linked selling price of PureFive® resin under such agreements. However, PCT’s costs, including feedstock procurement costs, PreP operating costs, energy costs, logistics costs and fixed plant operating costs, may not decline commensurately with the price of virgin polypropylene, as these costs are driven by different market dynamics. As a result, in low oil price environments, PCT may face a significant mismatch between its selling prices and its cost of production, which could compress or eliminate its operating margins, impair its ability to service its debt obligations and have a material adverse effect on PCT’s business, financial condition, results of operations and prospects. Conversely, in high feedstock cost environments, PCT’s Feedstock+ pricing model is designed to pass through feedstock cost increases to customers, but there is no guarantee that customers will accept such pass-throughs or that the model will function as intended across all market conditions.

PCT is subject to many hazards and operational risks at its manufacturing facility that can result in potential injury to individuals, disrupt its business, and subject PCT to liability and increased costs, any of which could have a material adverse effect on PCT’s business, financial condition and results of operations.

PCT’s processes involve the controlled use of chemicals, including flammable and combustible solvents operated under elevated pressures and temperatures that are potentially hazardous. As a result, PCT’s operations are subject to various industrial risks including:

•	fires and explosions arising from the handling, storage or release of flammable solvents or other combustible materials;

•	uncontrolled releases or discharges of solvents, or process gases, including emissions to air, discharges to water and releases to soil;

•	wastewater generation and disposal challenges, including the management of liquid waste streams; and

•	dangers resulting from confined operating spaces, equipment failures and maintenance activities.

These risks can result in personal injury, loss of life, catastrophic damage to or destruction of property and equipment or environmental damage, and related legal proceedings, including those commenced by regulators, neighbors, or others. Additionally, PCT may not be able to timely source and install replacement parts for damaged or broken equipment, which could result in an unanticipated interruption or suspension of operations having both financial and customer supply impacts, along with reputational damage and the imposition of liability. Notwithstanding PCT’s extensive safety procedures and training, relief and depressurization systems, emergency shutdown systems, safety instrumented systems and interlocks, fire and gas detection, and fire suppression systems, the risk of injury or property damage cannot be completely eliminated. While PCT believes that it maintains adequate insurance coverage, PCT cannot guarantee that it will be able to maintain adequate insurance at reasonable rates or that its insurance coverage will be adequate to cover future claims that may arise. In the event of an incident or accident, PCT’s business could be disrupted and PCT could be liable for damages, and any such liability could exceed PCT’s resources, and have a negative impact on its financial condition and results of operations. The loss or shutdown over an extended period of operations at any of PCT’s facilities or any losses relating to these risks could also have a material adverse impact on its business, financial condition, results of operations and prospects.

Risks Related to the Market for PureFive® Resin

The market for PureFive® resin is still in the development phase and the acceptance of PureFive® resin by manufacturers and potential customers is not guaranteed.

PCT has agreed to one or more strategic partnership term sheets to enter into offtake agreements with a term of 20 years, whereby PCT guarantees the PureFive® resin products to meet specific criteria for color and opacity. There is no odor specification in the offtake agreements. Any modifications to the strategic partnership term sheets may require corresponding amendments to PCT’s executed offtake agreements for the Ironton Facility and the Planned Facilities. Pursuant to the strategic partnership term sheets and PCT’s executed offtake agreements, PCT must provide samples of the product to each customer so that the customer may determine if the product meets specifications, regulatory and legal requirements, the customer’s internal policies, and technical, safety, and other qualifications for PureFive® resin use in the customer’s products. The inability of PCT to provide product of sufficient quantity and quality for sale pursuant to the offtake agreements is likely to materially adversely affect PCT’s business, financial condition, results of operations and prospects. The premium pricing depicted in recent offtake agreements may also adversely affect the acquisition of new customers. Furthermore, future market trends for recycled product, changes in brand owner strategies and changes in consumer preferences for circular or low carbon footprint products could reduce PCT’s customer’s demand for PureFive® resin, which would be likely to materially adversely affect PCT’s business, financial condition, results of operations and prospects.

Certain of PCT’s offtake agreements are subject to index pricing, and fluctuation in index prices may adversely impact PCT’s financial results.

PCT expects the price of its PureFive® resin will command a premium over the price of virgin resin and generally not be subject to fluctuations in the price of virgin polypropylene, but there is no guarantee of this result. While most offtake agreements have been executed using the Feedstock + pricing model, certain of PCT’s legacy strategic partnership agreements’ pricing formulas for PureFive® resin use a pricing formula based on fixed and index pricing using historical and forecast pricing for virgin resin produced from fossil fuels. If PCT is unable to modify the legacy terms to a Feedstock+ pricing, or should the modeled index price for virgin resin be materially lower than the cost to produce PureFive® resin from waste polypropylene feedstock, PCT would have to absorb the cost difference between virgin resin and PureFive® resin production for those customers, and PCT’s business, financial condition, liquidity, results of operations and prospects may be materially adversely impacted.

Competition could reduce demand for PCT’s products or negatively affect PCT’s sales mix or price realization, and failure to compete effectively could materially and adversely affect PCT’s business, financial condition, results of operations and prospects.

PCT operates in a competitive global market for polypropylene sources — both virgin and recycled polypropylene. PCT faces, or may in the future face, competition from:

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integrated petrochemical producers and resin manufacturers, which have significant scale, established customer relationships, extensive distribution networks and substantial financial and technical resources, and which may develop or acquire recycled polypropylene capabilities or offer virgin polypropylene at prices that make PureFive® resin less economically attractive;

•

mechanical recyclers of polypropylene, which offer lower-cost recycled polypropylene that, while of lower quality than PureFive® resin, may be sufficient for certain limited applications and may be preferred by cost-sensitive customers or in jurisdictions where recycled-content requirements do not mandate chemically recycled material;

•

other advanced recyclers utilizing chemical depolymerization, dissolution, pyrolysis or other technologies to produce recycled polypropylene or polypropylene substitutes, some of which may benefit from greater financial, technical or operational resources than PCT and are otherwise acceptable uses under current or future regulations; and

•

customers’ internal circularity platforms, whereby brand owners and manufacturers develop or invest in their own recycled polypropylene supply chains, potentially reducing their reliance on third-party suppliers such as PCT.

Competitors or new entrants might develop new products or technologies that compete with PCT and its proprietary Technology. PCT cannot predict changes that might affect its competitiveness or whether existing competitors or new entrants might develop products that reduce demand for PCT’s PureFive® resin products. Any of these competitive developments could reduce demand for PureFive® resin, exert downward pressure on pricing, impair PCT’s ability to attract and retain customers, and have a material adverse effect on PCT’s business, financial condition, results of operations and prospects.

In addition, PCT has granted a sublicense of P&G intellectual property back to P&G under the terms of the License Agreement, with a limited right to sublicense by P&G (the “Grant Back”). Under the Grant Back, for five years after July 28, 2020, the aggregate tonnage that was produced under the Grant Back was capped at a certain level per year worldwide. Since July 28, 2025, the aggregate annual tonnage was expanded for each of the six regions worldwide. P&G has agreed that territory under the Grant Back excluded the start of construction of a plant within a certain radius of the Ironton Facility until July 28, 2025, and that P&G will not be bound by the tonnage limitations if certain construction and sales deadlines are not met for future facilities in other regions. If P&G is able to establish production, either on its own or through a sublicense agreement with another partner, in any territory, P&G production will now be capped within that territory. If P&G sublicenses the P&G intellectual property under the Grant Back to other manufacturers, the aggregate production of recycled polypropylene resin and supply to markets could increase, adversely impacting PCT’s business, financial condition, results of operations and prospects.

Delays in direct customer commercial sales and customer qualification and application-conversion may adversely impact PCT’s financial results.

In addition to sales through distributors, PCT’s current business model is reliant on sales directly to companies that value sustainability. The process for obtaining customer acceptance of PureFive® resin as a substitute and/or replacement for traditional virgin or mechanically recycled polypropylene, and the ability to sell into a customer’s supply chain, is typically dependent upon the successful trials from one or more samples of PCT’s PureFive® resin. These trials could take an extended period of time, depending upon the application into which PCT’s PureFive® resin will be used. The ability for PCT to fund its operations and service its debt requirements is highly dependent upon PCT’s ability to develop meaningful commercial sales directly to customers. The failure to obtain timely customer approval and extended delays in customers’ adoption of PCT’s PureFive® resin as a substitute for a customer’s existing polypropylene supplies may have a material adverse effect on PCT’s business, financial condition, results of operations and prospects.

Additionally, while PCT has entered into offtake agreements and strategic partnerships with a number of brand owners and manufacturers, the realization of commercial sales volumes is dependent on a customer-by-customer, application-by-application qualification process that is distinct from, and in addition to, the execution of an offtake agreement. Many customers independently evaluate and qualify PureFive® resin for use in each specific application, which typically involves:

•	laboratory and pilot-scale testing of PureFive® resin against the customer’s internal material specifications;

•	regulatory and compliance review, including assessment of applicable food-contact, product safety, chemical substance and other regulatory requirements in the relevant jurisdiction; and

•

production trials and validation runs at the customer’s manufacturing facilities to confirm that PureFive® resin performs as expected in the customer’s specific processing equipment and end-use application.

This qualification process can be lengthy, resource-intensive and uncertain in outcome, and there is no guarantee that any particular customer will successfully qualify PureFive® resin for any particular application, or that qualification for one application will result in qualification for other applications within the same customer. Delays in, or failures to complete, customer qualification processes could result in offtake agreements generating little or no actual purchase volume, could delay PCT’s ability to generate meaningful commercial revenues, and could have a material adverse effect on PCT’s business, financial condition, results of operations and prospects.

Risks Related to Regulatory Developments

PCT may not be able to meet applicable regulatory requirements for the use of PCT’s PureFive® resin in food-grade applications, which are feedstock-specific, jurisdiction-specific and application-specific, and, even if the requirements are met, complying on an ongoing basis with the numerous regulatory requirements applicable to the PureFive® resin and PCT’s facilities will be time-consuming and costly.

The use of PureFive® resin in food-grade applications is subject to regulation by the U.S. Food and Drug Administration (the “FDA”). In order for the PureFive® resin to be used in food-grade applications, PCT may request one or more Letters of No Objection (“LNOs”) from the FDA.

The Company has received LNOs from the FDA that allow the Company’s purified product to be used for all food types per the FDA’s Conditions of Use listed and per all applicable authorizations in the food-contact regulations listed in the 21 CFR (Code of Federal Regulations, Title 21).

The process for obtaining further LNOs will include FDA evaluation of the PCT Purification process and the Technology. Each LNO is feedstock-specific, jurisdiction-specific and application-specific, meaning that any change in the source, type, or composition of feedstock used in the PCT process, or any expansion into new food-contact applications will require separate LNO submissions and independent FDA evaluation. All LNOs require that feedstock used in the PCT process should comply with all applicable authorizations, including 21 CFR 174.5—General provisions applicable to indirect food additives, and may be impacted by evolving FDA expectations. The Company is conducting additional testing and plans to make further LNO submissions. In addition, as needed, individual surrogate challenge testing and migration studies will be conducted to simulate articles in contact with food.

The process of obtaining FDA regulatory approval requires the expenditure of substantial time and significant financial resources. The FDA could refuse to approve further LNO applications, a decision may be delayed if the FDA has questions about the data or other aspects of the filing, or the review schedule may be extended if there are a significant number of LNO requests pending. LNOs are also FDA staff opinions rather than formal approvals, and continued reliance depends on consistency in responses. Material changes may require new submissions and could alter prior conclusions. All of the above could have an adverse effect on PCT’s business, financial condition, results of operations and prospects.

Furthermore, changes in regulatory requirements, laws and policies, or evolving interpretations of existing regulatory requirements, laws and policies, may result in increased compliance costs, delays, capital expenditures and other financial obligations that could adversely affect PCT’s business, financial condition, results of operations and prospects.

The use of PureFive® resin will also be subject to foreign regulatory schemes in Europe and Asia, including, but not limited to, the European Commission (the “EC”), the European Food Safety Authority (the “EFSA”), the Federal Agency for the Safety of the Food Chain (the “FASFC”) in Belgium, the Association of Southeast Asian Nations (the “ASEAN”), and the Thai Food and Drug Administration (the “TFDA”) in Thailand. The European Union (the “EU”) has a general framework of rules for clearing and marketing food packaging materials through a positive list system as well as specific rules for recycled plastics. PCT is currently advancing the authorization process in Europe and hopes to receive the final authorizations in 2026.

PCT also expects to encounter regulations in most, if not all, of the countries in which PCT may seek to expand, and PCT cannot be sure that it will be able to obtain necessary approvals in a timely manner or at all. If PCT’s PureFive® resin does not meet applicable regulatory requirements in a particular country or at all, then PCT may face hindered or reduced market demand in those countries and PCT’s business, financial condition, results of operations and prospects may be adversely affected.

The various regulatory schemes applicable to PCT’s PureFive® resin will continue to apply following initial approval. Monitoring regulatory changes and ensuring the Company’s ongoing compliance with applicable requirements is time-consuming and may affect PCT’s business, financial condition, results of operation and prospects. If PCT fails to comply with such requirements on an ongoing basis, PCT may be subject to fines or other penalties, or may be prevented from selling PureFive® resin products, and PCT’s business, financial condition, results of operation and prospects may be harmed.

Legislative, regulatory or judicial developments could affect PCT’s business, financial condition, results of operations and prospects.

PCT’s activities and plants are subject to extensive air, water and other environmental and workplace safety laws and regulations at the federal and state level. In addition, PCT will be subject to additional regulatory regimes upon expanding to new regions, including foreign regulatory authorities in the EU, such as the EC, the EFSA, and the FASFC, foreign regulatory authorities in the ASEAN such as the TFDA, and similar regulatory authorities. Some of these laws require or may require PCT to operate under a number of environmental permits. These laws, regulations and permits can often require pollution control equipment or operational changes to limit actual or potential impacts to the environment. These laws, regulations and permit conditions evolve in time and may become more difficult to comply with. A violation of these laws, regulations or permit conditions could result in substantial fines, damages, criminal sanctions, permit revocations and/or a plant shutdown. PCT has experienced, and may in the future experience, violations of applicable environmental laws, regulations or permit conditions, including with respect to wastewater generation and disposal to the extent applicable. PCT cannot provide assurance that it will not face further regulatory scrutiny, additional citations, or enforcement action in connection with these or other violations, or that any such action will not result in substantial fines, damages, criminal sanctions, permit revocations and/or a plant shutdown.

In addition, proposals relating to recycling or recycling content and prohibitions on certain types of plastic products have been introduced and/or adopted in various jurisdictions, and it is anticipated that similar legislation or regulations may be proposed in the future at federal, state, and local levels, both within the U.S. and elsewhere. There is a risk that PureFive® resin may not qualify as recycled content or post-consumer recycled content under one or more applicable state laws, federal regulations, customer sustainability programs or third-party certification schemes, whether due to the nature of PCT’s purification process or evolving interpretations of applicable standards. If PureFive® resin is determined not to qualify as recycled content or post-consumer recycled content under standards that are material to PCT’s customers, demand for PureFive® resin could be materially reduced, customers may seek alternative suppliers or materials, and PCT’s business, financial condition, results of operations and prospects could be materially adversely affected.

Risks Related to Human Capital Management

PCT is dependent on management and key personnel, and PCT’s business would suffer if it fails to retain its key personnel and attract additional highly skilled employees.

PCT’s success is dependent on the specialized skills of its management team and key operating personnel. This may present particular challenges as PCT operates in a highly specialized industry sector, which may make replacement of its management team and key operating personnel difficult. A loss of the management team members or key employees, or their failure to satisfactorily perform their responsibilities, could affect a variety of roles. Loss of key personnel may also heighten any operational exposures should staff be pulled into multiple activities simultaneously due to challenges related to retention and recruitment, and may result in significant attrition of high caliber and high potential employees, loss of key skills and a noticeable decline in employee morale. Ultimately, the loss of high caliber and high potential team members could have an adverse effect on PCT’s business, financial condition, results of operations and prospects.

PCT’s future success will depend on its ability to identify, hire, develop, motivate and retain highly qualified personnel for all areas of its organization, particularly research and development, recycling technology, operations and sales. Trained and experienced personnel are in high demand and may be in short supply, and tight labor markets, evolving workplace expectations and immigration/work-authorization constraints could further limit availability and increase costs. Many of the companies with which PCT competes for experienced employees have greater resources than PCT does and may be able to offer more attractive terms of employment. In addition, PCT invests significant time and expense in training employees, which increases their value to competitors that may seek to recruit them. PCT may not be able to attract, develop and maintain the skilled workforce necessary to operate its business, and labor expenses may increase as a result of a shortage in the supply of qualified personnel, which may negatively impact PCT’s business, financial condition, results of operations and prospects.

Risks Related to PCT’s Common Stock

Future sales of shares of the Company’s Common Stock by existing stockholders may depress its stock price.

In connection with the closing of the business combination (“Business Combination”) by and among Roth CH Acquisition I Co., a Delaware corporation (“ROCH”), Roth CH Acquisition I Co. Parent Corp., a Delaware corporation and wholly-owned direct subsidiary of ROCH (“ParentCo”), Roth CH Merger Sub LLC, a Delaware limited liability company and wholly-owned direct subsidiary of Parent Co, Roth CH Merger Sub Corp., a Delaware corporation and wholly-owned direct subsidiary of ParentCo and PCT LLC, holders of the Class A Units, Class B preferred Units, Class B-1 preferred Units and Class C Units of PCT LLC, (collectively, the “PCT Unitholders”) representing at least 70% of PCT LLC’s outstanding membership interests entered into the Investor Rights Agreement, whereby such PCT Unitholders agreed, with certain limited exceptions, to lock up the shares of Company’s common stock they received in the Business Combination (the “IRA Lock-up”). On March 17, 2026, the IRA Lock-up expired pursuant to its terms, and the PCT Unitholders are able to sell the final 33.33% of such PCT Unitholder’s shares of the Company’s common stock (or 50% of such PCT Unitholder’s shares of the Company’s common stock with respect to certain affiliates of PCT LLC at the time of the Business Combination).

Following the expiration of the IRA Lock-up, the PCT Unitholders are no longer restricted from selling their shares of the Company’s Common Stock, other than by applicable securities laws. The timing or volume of sales or possible sales of these shares could have the effect of increasing the volatility in PCT’s share price or the market price of the Company’s shares of Common Stock could decline if a large amount of the Company’s shares of Common Stock are sold by the PCT Unitholders or if a large amount of the PCT Unitholders are perceived by the market as intending to sell the shares of Common Stock held by them. These sales, or the possibility that these sales could occur, may make it more difficult for the Company or its stockholders to sell equity securities in the future at a time and at a price that the Company or its stockholders deem appropriate.

PCT’s revenues, results of operations and cash utilization may fluctuate significantly from period to period.

As PCT advances its commercial operations, its revenues, results of operations and/or cash utilization may be subject to significant quarterly fluctuations. This variability can result from a number of factors that are difficult to predict and that are in many cases outside of PCT’s control, including: customer qualification and sales cycle timing; order and shipment timing, which may be impacted by production schedules, logistics constraints, and customer-specific arrangements; production and operation constraints, due to mechanical challenges or otherwise; and fixed cost structure relative to variable revenues. As a consequence of these factors, PCT’s revenues, operating results, and cash flows may vary materially from quarter to quarter. Such variability could make it difficult for PCT to accurately forecast its revenues, meet financial obligations as they become due, and maintain compliance with financial covenants under its debt agreements, and could adversely affect PCT’s business, financial condition, results of operations and prospects.

In addition, as PCT continues to ramp production at the Ironton Facility and expand commercial shipments to customers over the coming periods, PCT operating results and cash utilization could differ materially from analysts’ and/or investors’ expectations. The Company believes the trading market for PCT common stock may be influenced by the research and reports that industry or securities analysts publish about PCT. If one or more of the analysts who cover PCT downgrade PCT’s common stock or publish unfavorable research, or if PCT operating results or cash utilization do not meet their or investors’ expectations, PCT’s stock price could decline.

Certain current and former stockholders of PCT have the right to elect a certain number of directors to PCT’s board of directors (the “Board”).

Pursuant to a letter agreement entered into between Pure Crown LLC (“Pure Crown”) and PCT, dated October 5, 2020, Pure Crown is entitled to select one director to the Board (the “Pure Crown Director”), and Pure Crown designated Ms. Tanya Burnell as the current Pure Crown Director. For so long as Pure Crown has this right to select one director to the Board, any vacancy with respect to the Pure Crown Director may only be filled by Pure Crown.

Furthermore, pursuant to the board representation agreement, dated March 7, 2022, between PCT and Sylebra Capital Management (“Sylebra”), Sylebra has been granted the right to designate (i) one person to be nominated for election to the Board so long as Sylebra, together with its affiliates, beneficially owns at least 10.0% of the Company’s Common Stock, and (ii) two persons to be nominated for election to the Board so long as Sylebra together with its affiliates beneficially owns at least 15.0% of the Company’s Common Stock, subject to certain exceptions, including that Sylebra together with its affiliates will not be entitled to designate more than two nominees. Accordingly, Sylebra is currently entitled to designate two directors for nomination, and has designated Daniel Gibson and Valerie Mars to serve on the Board.

Future offerings of debt or offerings or issuances of equity securities by PCT may adversely affect the market price of PCT’s Common Stock or otherwise dilute all other stockholders.

In the future, PCT may attempt to obtain financing or further increase PCT’s capital resources by issuing additional shares of PCT’s Common Stock or offering debt, including commercial paper, medium-term notes, senior or subordinated notes, debt securities convertible into equity or shares of preferred stock. PCT also expects to grant equity awards to employees, directors, and consultants under PCT’s stock incentive plans. The implementation of PCT’s business strategy could require substantial additional capital in excess of cash from operations. PCT would expect to obtain the capital required for the implementation of its business strategy through a combination of additional issuances of equity, corporate indebtedness and/or cash from operations, which may be effectuated through private financings.

Issuing additional shares of PCT’s Common Stock or other equity securities or securities convertible into equity may dilute the economic and voting rights of PCT’s existing stockholders or reduce the market price of PCT’s Common Stock, or both, and could be constrained by stock exchange rules that may require prior stockholder approval for certain large or below-market issuances. Upon liquidation, holders of such debt securities and preferred shares, if issued, and lenders with respect to other borrowings would receive a distribution of PCT’s available assets prior to the holders of PCT’s Common Stock. Preferred shares, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit PCT’s ability to pay dividends to the holders of PCT’s Common Stock. PCT’s decision to issue securities in any future offering will depend on market conditions and other factors beyond PCT’s control, which may adversely affect the amount, timing and nature of PCT’s future offerings.

Conversion of the Green Convertible Notes and the Convertible Preferred Shares (each as defined below) may dilute the ownership interest of PCT stockholders or may otherwise depress the price of the Company’s Common Stock.

The conversion of some or all of the $250.0 million in aggregate principal amount of 7.25% Green Convertible Senior Notes issued on August 24, 2023 (the “Green Convertible Notes”) or the Series B Convertible Perpetual Preferred Stock issued to certain investors pursuant to binding subscription agreements entered into on June 16, 2025 (the “Convertible Preferred Shares”) may dilute the ownership interests of PCT stockholders.

Upon conversion of the Green Convertible Notes, PCT has the option to pay or deliver, as the case may be, cash, shares of PCT Common Stock, or a combination of cash and shares of PCT Common Stock. If PCT elects to settle the conversion obligation in shares of PCT Common Stock or a combination of cash and shares of PCT Common Stock, any sales in the public market of PCT Common Stock issuable upon such conversion could adversely affect prevailing market prices of PCT Common Stock. In addition, the existence of the Green Convertible Notes may encourage short selling by market participants because the conversion of the Green Convertible Notes could be used to satisfy short positions, or anticipated conversion of the Green Convertible Notes into shares of PCT Common Stock could depress the price of PCT Common Stock. Holders of the Convertible Preferred Shares may elect to convert such Convertible Preferred Shares into shares of PCT Common Stock at any time.